Amendment No. 1
                                       to
                                    Agreement
                             dated November 23, 1998


     This Amendment No. 1 (the "Amendment"), dated as of April 7, 1999, among Level 8 Systems, Inc., a New York corporation ("Level 8"), Liraz Systems Ltd., an Israeli company ("Liraz") and the WCAS Parties amends the agreement, dated November 23, 1998 (the "Agreement"), between Level 8 and the WCAS Parties. Capitalized terms used herein and not otherwise defined will have the meanings ascribed to them in the Agreement.

     In response to comments received from the Staff of the Commission, the WCAS Parties, Level 8 and Liraz propose to amend the Schedule 13E-3 and, among other things, add Welsh, Carson, Anderson & Stowe VI, L.P., WCAS Information Partners, L.P. and WCAS Capital Partners II (collectively, the "WCAS Partnerships") as filing persons. For purposes of this Amendment, the Schedule 13E-3, as hereafter amended from time to time, is referred to as the "Amended Schedule 13E-3".

     The parties agree as follows:

     1.   The following paragraphs are hereby added as Sections 10.1.3. and
10.1.4. to the Agreement:

     "10.1.3.   Subject to the provisions of this section 10, Level 8 and Liraz shall indemnify and hold harmless each WCAS Party against any loss, claim, damage or liability, or any action in respect thereof (including reasonable fees and expenses of counsel) to which each WCAS Party may become subject, insofar as such loss, claim, damage, liability or action arises out of or is based upon any untrue statement of a material fact included in the Amended Schedule 13E-3 or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that any such loss, claim, damage, liability or action is based upon an untrue statement or alleged untrue statement, or omission or alleged omission, not made in reliance upon and in conformity with information furnished in writing by the WCAS Parties relating to themselves, their affiliates or their associates for inclusion in the Amended Schedule 13E-3 (the "WCAS Information").

     10.1.4. Subject to the provisions of this section 10, the WCAS Parties shall indemnify and hold harmless Level 8 and Liraz against any loss, claim, damage or liability, or any action in respect thereof (including reasonable fees and expenses of counsel) to which Level 8 and Liraz may become subject, insofar as such loss, claim, damage, liability or action arises out of or is based upon any untrue statement of a material fact in the WCAS Information or the omission to state in the WCAS Information a material fact required to be stated therein or necessary to make the statements therein not misleading."

     2. All references in the Agreement to "the agreement" or "this agreement" shall hereinafter be deemed to refer to the Agreement as amended by this Agreement. Except as expressly amended hereby, the Agreement shall remain in full force and effect as originally executed by the parties.

     3. This Amendment may be executed in counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument.


                                    LEVEL 8 SYSTEMS, INC.


                                    By:   /s/ Steven Dmiszewicki
                                          ----------------------------
                                          Name: Steven Dmiszewicki
                                          Title:  Chief Operating Officer

                                    LIRAZ SYSTEMS LTD.


                                    By:   /s/ Arie Kilman
                                          ----------------------------
                                          Arie Kilman
                                          Chairman of the Board and President

                                    WCAS PARTIES:

                                    WELSH, CARSON, ANDERSON
                                          & STOWE VI, L.P.

                                    By: WCAS VI Partners, L.P., General Partner


                                    By:   /s/ Laura Van Buren
                                          ----------------------------
                                          General Partner

                                    WCAS INFORMATION PARTNERS, L.P.

                                    By:   WCAS INFO Partners, L.P.


                                    By:   /s/ Laura Van Buren
                                          ----------------------------
                                          Attorney-in-Fact

                                    WCAS CAPITAL PARTNERS II


                                    By:   /s/ Laura Van Buren
                                          ----------------------------
                                          General Partner


                                          /s/ Laura Van Buren*
                                          ----------------------------
                                          Patrick J. Welsh


                                          /s/ Laura Van Buren*
                                          ----------------------------
                                          Russell L. Carson


                                          /s/ Laura Van Buren*
                                          ----------------------------
                                          Bruce K. Anderson


                                          /s/ Laura Van Buren*
                                          ----------------------------
                                          Richard H. Stowe


                                          /s/ Laura Van Buren*
                                          ----------------------------
                                          Andrew M. Paul


                                          /s/ Laura Van Buren*
                                          ----------------------------
                                          Thomas E. McInerney


                                          /s/ Laura Van Buren
                                          ----------------------------
                                          Laura Van Buren


                                          /s/ Laura Van Buren*
                                          ----------------------------
                                          James B. Hoover



_________________________
    * As Attorney-in-Fact

                                          Richard H. Stowe            , as
                                    ----------------------------------
                                    Trustee for the Benefit of the IRA of
                                    Richard H. Stowe


                                    By:   /s/ Richard H. Stowe
                                          ----------------------------


                                          /s/ Laura Van Buren*
                                    ----------------------------------
                                          Anthony J. de Nicola


                                    DELAWARE CHARTER TRUST CO., as
                                      Trustee for the Benefit of the
                                      IRA Rollover of James B. Hoover


                                    By:   /s/ James B. Hoover
                                          ----------------------------


                                          /s/ Laura Van Buren*
                                    ----------------------------------
                                          Robert A. Minicucci

                                    TRUST U/A DATED 11/26/84 for the
                                      Benefit of Eric Welsh (Carol
                                      Ann Welsh, Trustee)

                                    By:   /s/ Carol Welsh
                                          ----------------------------


                                    TRUST U/A DATED 11/26/84 for the
                                      Benefit of Randall Welsh (Carol
                                      Ann Welsh, Trustee)

                                    By:   /s/ Carol Welsh
                                          ----------------------------


                                    TRUST U/A DATED 11/26/84 for the
                                      Benefit of Jennifer Welsh (Carol
                                      Ann Welsh, Trustee)

                                    By:   /s/ Carol Welsh
                                          ----------------------------
_________________________
    * As Attorney-in-Fact

                                          /s/ David F. Bellet
                                    ----------------------------------
                                          David F. Bellet

                                    REBOUL, MACMURRAY, HEWITT,
                                      MAYNARD & KRISTOL


                                    By:   /s/  Robert A. Schwed
                                          ----------------------------
                                          Partner